REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of June 23, 2011 by and between Sun Communities, Inc., a Maryland corporation (the “Company”), and the holders of Series A-1 Preferred Units that have executed this Agreement below (the “Initial Holders”). The Company and each Holder is sometimes referred to herein individually as a “Party” and together as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Initial Holders are the holders of the Series A-1 Preferred Units (as defined below).

WHEREAS, the Series A-1 Preferred Units are exchangeable for shares of Common Stock (as defined below) in accordance with the terms of the Partnership Agreement (as defined below).

WHEREAS, the Company desires to provide to the Holders rights to registration under the Securities Act (as defined below) of the Registrable Shares (as defined below), upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the promises, agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01                      Definitions.  The following terms, as used herein, have the following meanings:

“Affiliate” has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Commission” means the United States Securities and Exchange Commission, and any successor thereto.

“Common Stock” means the Company’s common stock, $0.01 par value per share, and any securities of the Company into which such shares are converted and for which such shares are exchanged and any Common Stock or other securities of the Company or any successor entity which may be issued or distributed in respect of the Common Stock by way of stock dividend or stock split or other distribution, recapitalization, merger, conversion or reclassification.

“Company” has the meaning set forth in the preamble.

“Effectiveness Period” has the meaning set forth in Section 3.01(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder, as in effect from time to time.

“Holders” means, collectively, each of the Initial Holders and their successors and permitted assigns (subject to and in accordance with Section 5.09).

“Indemnified Party” has the meaning set forth in Section 4.03.

“Indemnifying Party” has the meaning set forth in Section 4.03.

“Initial Holders” has the meaning set forth in the preamble.

 “Losses” has the meaning set forth in Section 4.01.

“Partnership” means Sun Communities Operating Limited Partnership, a Michigan limited partnership.

“Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership dated April 30, 1996, as amended through the date hereof and as further amended or restated from time to time.

“Piggyback Registration” has the meaning set forth in Section 2.01.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Shares” means any shares of Common Stock which are issued upon the exchange of the Series A-1 Preferred Units in accordance with the terms of the Partnership Agreement and held at any time by the Holders; provided, however, that any such securities will cease to be Registrable Shares when (i) a Registration Statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) or any other exemption under the Securities Act or are eligible for sale under Rule 144 without regard to the volume limitation contained in Rule 144(e), or (iii) such shares shall have ceased to be outstanding.

“Registration Statement” means a registration statement in the form required to register the resale of Registrable Shares under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Registration Expenses” has the meaning set forth in Section 3.02.

“Rule 144” means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

“Selling Holder” means any Holder which is selling Registrable Shares pursuant to a public offering registered hereunder.

“Series A-1 Preferred Units” means those Series A-1 Preferred Units representing preferred limited partnership interests in the Partnership which are held by the Initial Holders as of the date hereof and are set forth on Exhibit A hereto.

“Underwriter” means a securities dealer which purchases any Registrable Shares as principal in connection with a Piggyback Registration and not as part of such dealer’s market-making activities.

Section 1.02                      Internal References.  Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01                      Registration.  (a)  If the Company proposes to file a registration statement under the Securities Act with respect to an offering of securities for its own account or for the account of another person (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holders at the addresses set forth on the records of the Partnership as soon as reasonably practicable (but in no event less than ten (10) days before the anticipated date on which such registration statement will be first filed with the Commission), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number and type of Registrable Shares as such Holder may request (a “Piggyback Registration”).  Each Holder will have five (5) days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering.  In the event that the registration statement is filed on behalf of a person other than the Company, the Company will use its commercially reasonable efforts to have the Registrable Shares that the Holders wish to sell included in the registration statement.  If the Company shall determine in its sole discretion not to register or to delay the proposed offering, the Company shall provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Shares in connection therewith and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Shares for the same period as the delay in respect of the proposed offering, in any case, without obligation or liability to any Holder.  The Company shall be entitled to select the managing Underwriters and any additional investment bankers and managers in connection with any Piggyback Registration, without the approval of the Holders.

(b)           Priority on Piggyback Registrations.  Subject to the succeeding provisions of this Section 2.01(b), if the managing Underwriter or Underwriters shall advise the Company that the inclusion of Registrable Shares requested to be included in the Piggyback Registration by any Holder would materially and adversely affect the price, distribution or timing of the offering, the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the Registrable Shares such Holder has requested be registered as determined below; provided, however, that the provisions of this sentence shall not be applicable to the person or persons initiating such registration statement.  If the Company initiated the registration, then the Company may include all of its securities in such registration statement and the number of securities which all security holders (which have the contractual right to request that their shares be included in such registration statement, including the Holders) have requested or otherwise sought to be included in such registration statement shall be reduced as necessary pro rata in proportion to the relative number of securities requested or otherwise sought by each such security holder to be included in such registration statement until the number of securities to be included in such registration statement no longer exceeds the number which can be sold in such offering.  If another security holder initiated the registration and the Company wishes to include any of its securities in such registration statement, then the number of securities which all security holders (which have the contractual right to request that their shares be included in such registration statement, including the Holders) and the Company have requested or otherwise sought to be included in such registration statement shall be reduced as necessary pro rata in proportion to the relative number of securities requested or otherwise sought by each such security holder and the Company to be included in such registration statement until the number of securities to be included in such registration statement no longer exceeds the number which can be sold in such offering.  If, as a result of the provisions of this Section 2.01(b), any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such registration statement prior to its effectiveness.

ARTICLE III.

REGISTRATION PROCEDURES

Section 3.01                      Filings; Information.  In connection with the registration of Registrable Shares pursuant to Section 2.01 hereof, the Company will use its commercially reasonable efforts to effect the registration of such Registrable Shares as promptly as is reasonably practicable, and in connection with any such request:

(a)           The Company will expeditiously prepare and file as soon as practicable with the Commission a Registration Statement on any form for which the Company then qualifies for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof pursuant to Section 2.01, and use its commercially reasonable efforts to cause such filed Registration Statement to become and remain effective until earlier of (x) the date on which all Registrable Shares have been sold pursuant to such Registration Statement and (y) the date on which all Registrable Shares are eligible for resale under Rule 144 promulgated under the Securities Act (without regard to the volume limitations contained in Rule 144(e))(the “Effectiveness Period”).

(b)           The Company will furnish to any Selling Holder draft copies of any Registration Statement or Prospectus or any amendments or supplements thereto proposed to be filed at least five (5) days prior to such filing.

(c)           The Company will notify the Selling Holders requesting such registration, as soon as practicable after notice thereof is received by the Company, (i) when the Registration Statement or any amendment thereto has been filed or becomes effective and the Prospectus or any amendment or supplement to the Prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d)           After the filing of the Registration Statement, the Company will promptly notify the Selling Holders of any stop order issued, or, to the Company’s knowledge, threatened to be issued, by the Commission and use its commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.

(e)           The Company will prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement (to the extent such compliance obligations fall on the Company)

        during such period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement.

(f)           The Company will furnish to each Selling Holder requesting such registration and the managing Underwriters, if any, without charge, such number of conformed copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any amendments or supplements thereto, as any such Selling Holder or managing Underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares.

(g)           The Company will use its commercially reasonable efforts to qualify (or exempt) the Registrable Shares for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Shares owned by such Selling Holder in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(h)           The Company will as promptly as practicable notify the Selling Holders, at any time when a Prospectus relating to the sale of the Registrable Shares is required by law to be delivered under the Securities Act, of the occurrence of any event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment.  Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended Prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent Prospectus covering such Registrable Shares at the time of receipt of such notice.

(i)           The Company will enter into such customary agreements (including an under-writing agreement in customary form, including customary representations, warranties, covenants, conditions and indemnities) and take such other customary actions as are reasonably necessary in order to expedite or facilitate the sale of such Registrable Shares.

(j)           At the request of any Underwriter in connection with an underwritten offering, the Company will furnish an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriters may reasonably request and (ii) a comfort letter or comfort letters (and updates thereof) from the Company’s independent public accountants covering such customary matters as the managing Underwriters may reasonably request.

(k)           If requested by the managing Underwriters or any Selling Holder, the Company shall promptly incorporate in a Prospectus supplement or post effective amendment such information as the managing Underwriters or any Selling Holder reasonably requests to be included therein, to the extent counsel for the Company deems inclusion of such information to be necessary for such Selling Holder to be able to sell Registrable Shares, and promptly make all required filings of such Prospectus supplement or post effective amendment.

(l)           The Company shall use commercially reasonable efforts to cause the Registrable Shares included in any Registration Statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq Global Market (or any other applicable Nasdaq market), if the Registrable Shares so qualify.

(m)           The Company shall provide a CUSIP number, registrar and transfer agent for the Registrable Shares included in any Registration Statement not later than the effective date of such Registration Statement.

(n)           The Company and each Selling Holder shall cooperate in connection with any filings required to be made with FINRA.

(o)           The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, file all documents required to be filed with the Commission pursuant to the Exchange Act in accordance with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(p)           The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Shares and other information as may be legally required in connection with such registration, and the Selling Holders agree to do so as promptly as reasonably practicable.

Section 3.02                      Registration Expenses.  The Selling Holders will pay the following registration expenses (collectively, “Registration Expenses”) incurred in connection with a Piggyback Registration: (i) registration and filing fees with the Commission and the FINRA with respect to the Registrable Shares included in the Piggyback Registration, (ii) fees and expenses incurred in connection with the listing or quotation of the Registrable Shares, and (iii) fees and expenses of counsel to the Selling Holders. The Company will pay all other Registration Expenses incurred in connection with a Piggyback Registration, including (1) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), (2) printing expenses, (3) fees and expenses of counsel to the Company and independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), and (4) fees and expenses of any additional experts retained by the Company in connection with such registration. The Company will not be required to pay for any underwriting discounts or commissions or any broker’s fees or other similar selling fees attributable to the sale of Registrable Shares, which shall be borne by the Selling Holders of the Registrable Shares so registered pro rata on the basis of the number of their Registrable Shares so registered.

Section 3.03                      Lock-Up Agreements.    Each Selling Holder shall, if requested (pursuant to a written notice) by the managing Underwriter(s) in an underwritten offering, not to effect any public sale or distribution of any Registrable Shares (except as part of such underwritten offering) during the period commencing seven (7) days prior to and continuing for not more than ninety (90) days (or such shorter period as the managing underwriter(s) may permit) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” Registration Statement) pursuant to which such underwritten offering shall be made.

ARTICLE IV.

INDEMNIFICATION AND CONTRIBUTION

Section 4.01                      Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus relating to the Registrable Shares (as amended or supplemented from time to time), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by or contained in or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder or any Underwriter expressly for use therein (which was not subsequently corrected in writing prior to the sale of Registrable Shares to the person asserting the Loss in sufficient time to permit the Company to amend or supplement the Registration Statement or such Prospectus appropriately) or by the Selling Holder’s failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same.  The Company also agrees to indemnify any Underwriters of the Registrable Shares, their Affiliates, officers, directors, employees. Agents and representatives and each person (if any) which controls such Underwriters, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01.  Notwithstanding the foregoing, the Company shall have no obligation to indemnify under this Section 4.01 to the extent any such Losses have been finally and non-appealably determined by a court of competent jurisdiction to have resulted from a Selling Holder’s or Underwriter’s willful misconduct or gross negligence.

Section 4.02                      Indemnification by Selling Holders.  The Selling Holders agree to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each person (if any) which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus relating to the Registrable Shares (as amended or supplemented from time to time), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, but only insofar as such Losses are caused by or contained in or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein (which was not subsequently corrected in writing prior to or concurrently with the sale of Registrable Shares to the person asserting the Loss in sufficient time to permit the Company to amend or supplement the Registration Statement or such Prospectus appropriately).  Notwithstanding the foregoing, the Selling Holder shall have no obligation to indemnify under this Section 4.02 to the extent that any such Losses have been finally and non-appealably determined by a court of competent jurisdiction to have resulted from the Company’s willful misconduct or gross negligence.

Section 4.03                      Conduct of Indemnification Proceedings.  In case any claim or proceeding (including any governmental investigation) shall be instituted or threatened involving any person in respect of which indemnity may be sought pursuant to Section 4.01 or Section 4.02, such person (the “Indemnified Party”) shall promptly notify the person against which such indemnity may be sought (the “Indemnifying Party”) in writing (it being understood that the failure to give such notice shall not relieve any Indemnifying Party from any liability which it may have hereunder except to the extent the Indemnifying Party is actually and materially prejudiced by such failure) and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and shall pay the fees and disbursements of such counsel related to such claim or proceeding.  If the Indemnifying Party does not elect within fifteen (15) days after receipt of the notice required hereby to assume the defense of any claim or proceeding, the Indemnified Party may assume such defense with counsel of its choice at the cost and expense of the Indemnifying Party.  In any such claim or proceeding where the Indemnifying Party has assumed the defense, any Indemnified Party shall have the right to retain its own counsel and participate in, but not control, the defense, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified

Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them, in which case the Indemnified Party may retain counsel of its choice, which counsel shall be reasonably satisfactory to the Indemnifying Party, and such counsel may defend the Indemnified Party and its reasonable fees and expenses shall be paid by the Indemnifying Party.  It is understood that the Indemnifying Party shall not, in connection with any claim or proceeding or related proceedings, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel for each such jurisdiction) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not settle any claim or proceeding without the written consent of the Indemnified Party (not to be unreasonably withheld), unless such settlement (x) requires no remedy, relief or penalty other than the payment of money damages, (y) does not require any Indemnified Party to admit culpability or fault in any respect and (z) contains a full and complete release of the Indemnified Party with respect to all matters arising from the facts giving rise to the underlying claim or proceeding.  The Indemnifying Party shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Loss (to the extent stated above) by reason of such settlement or judgment.

Section 4.04                      Contribution.  If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company, each Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim or proceeding.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person which was not guilty of such fraudulent misrepresentation.

ARTICLE V.

MISCELLANEOUS

Section 5.01                      Participation in Registrations.  No Selling Holder may participate in any Piggyback Registration contemplated hereunder unless such Selling Holder (a) if the offering is underwritten, agrees to sell its securities on the basis provided in any underwriting arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement, (c) furnishes in writing to the Company such information regarding such Selling Holder, the plan of distribution of the Registrable Shares and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration and (d) sells or otherwise transfers its securities in accordance with the plan of distribution described in the Prospectus covering such sale and delivers a current Prospectus in connection therewith in accordance with the requirements of the Securities Act; provided, however, that no such Selling Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Selling Holder’s ownership of its Registrable Shares to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Selling Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, that the obligation of such Selling Holder to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Selling Holder selling Registrable Shares, and the liability of each such Selling Holder will be in proportion to, and limited to, the net amount received by such Selling Holder from the sale of such Selling Holder’s Registrable Shares pursuant to such registration.

Section 5.02                      Compliance.  The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act in accordance with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

Section 5.03                      Termination.  The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Shares.

Section 5.04                      Amendments, Waivers, Etc.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of all Holders of Registrable Shares and the Company.

Section 5.05                      Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  Each party need not sign the same counterpart.

Section 5.06                      Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.07                      Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Michigan without regard to choice of laws or conflict of laws provisions thereof that would require the application of the laws of any other jurisdiction.

Section 5.08                      Submission to Jurisdiction; Venue; Waiver of Trial by Jury.  Each Party irrevocably submits to the exclusive jurisdiction of any state or United States Federal court sitting in the Eastern District of Michigan, over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.  Each Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any Claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

Section 5.09                      Assignment of Registration Rights.  Each Holder of Registrable Shares may assign all or any part of its rights under this Agreement to any person to which such Holder sells, transfers or assigns (i) any of its Series A-1 Preferred Units provided, that such sale, transfer or assignment is permitted under the terms of the Partnership Agreement, or (ii) Registrable Shares, after such Series A-1 Preferred Units are exchanged into Registrable Shares, in each case provided that such person agrees in writing to be bound by the provisions of this Agreement.  In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Shares, the Holder shall also retain its rights with respect to its remaining Registrable Shares.

Section 5.10                      Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or United States Federal court sitting in the Eastern District of Michigan, this being in addition to any other remedy to which they are entitled at law or in equity.  Additionally, each Party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor.

Section 5.11                      Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms; provided, that upon any such declaration by a court of competent jurisdiction, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed on their behalf by an officer thereunto duly authorized as of the date first written above.

COMPANY:

Sun Communities, Inc.

By:  /s/Jonathan Colman

Name:   Jonathan Colman

Title:  Executive Vice President

INITIAL HOLDERS:

Apple Carr Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Brookside Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Cider Mill Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Continuation of Signature Page to Registration Rights Agreement

Country Hills Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Country Meadows Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Dutton Mill Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Hickory Hills Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Continuation of Signature Page to Registration Rights Agreement

Hidden Ridge RV Park Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Holiday West Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Leisure Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Oak Island Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Continuation of Signature Page to Registration Rights Agreement

Pinebrook Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Southwood Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Sycamore Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Tamarac Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Continuation of Signature Page to Registration Rights Agreement

Warren Dunes Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Waverly Shores Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Windsor Woods Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:  Wilbur A. Lettinga

Title:   Manager

Continuation of Signature Page to Registration Rights Agreement

                    /s/ Wilbur A. Lettinga
Wilbur A. Lettinga

                    /s/ William B. Lettinga
William B. Lettinga

                    /s/ Michael Lettinga
Michael Lettinga

Exhibit A

Series A-1 Preferred Units

Initial Holder	Series A-1 Preferred Unit Holdings